UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December  5, 2013

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2013, Premier Alliance Group, Inc. (the “Company”) appointed Ken Smith, age 51, to serve as Chief Financial Officer for the Company effective January 1, 2013.  Mr. Smith has over 25 years of extensive financial based background serving as CFO for Family Dollar Stores from 2007 - 2012, a $9 billion dollar public company. During his 22 year career at the retailer, Mr Smith had a progression of responsibilities and roles that included: financial analyst, director of accounting, controller, VP of information technology, VP of internal audit, and VP of finance.  Mr. Smith is a CPA and received a Bachelor of Science degree from Wake Forest University.

There are no family relationships between Mr. Smith and any of the Company’s directors or officers. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K. The Company does not have any employment agreement with Mr. Smith.

On December 5, 2013, Mike Witt informed the Company that, due to professional and personal reasons unrelated to the business of the Company, he would not become an employee of the Company as CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: December 10, 2013	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO/President